UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 12, 2015

VYSTAR CORPORATION

(Exact Name of Registrant as specified in Charter)

Georgia	000-53754	20-2027731
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2484 Briarcliff Rd NE, #22, Suite 159, Atlanta, GA	30329
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(866) 674-5238

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officer; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, Dr. Ranjit K. Matthan, Ph.D., age 73, an internationally renowned latex and rubber expert, joined the Company’s Board of Directors. Dr. Matthan has been a consultant to Vystar Corporation since 2008 and has played a significant role in the manufacturing scale up of reduced-protein Vytex® natural rubber latex (NRL) in Malaysia and refining the research and development of manufacturing processes for applications using Vytex NRL, such as latex foam, condoms, adhesives, medical devices, etc.

Dr. Matthan has been associated with the development of natural rubber and rubber based industries manufacturing in South Asia since the 1970s and introduced technically specified natural rubber into India. He has advised national and international companies and research bodies including the Government of India, the Malaysian Rubber Research and Development Board, Asian Development Bank, Industrial Development Bank of India, Revertex (Malaysia) as well as many private companies engaged in latex production and manufacturing. A founding Director of the Bangkok-based Asia Pacific Elastomer Science and Technology (APEST), he has played a key role in sustainability initiatives for natural rubber. He has also been associated with the development and commercial introduction of several eco-friendly natural rubber grades, including Vytex NRL.

Dr. Matthan has received numerous industry awards, including: the prestigious 2014 Institute of Materials, Minerals and Mining, U.K.'s Hancock Medal for his contributions to the development of the environmentally friendly sustainable growth of the global natural rubber industry, and the 2006 KMPhilip Award from the All India Rubber Industries Association for significant contributions toward the development of the Indian Rubber Industry. Dr. Matthan has published over 50 scientific and technical papers on natural rubber and lattices and is an invited speaker at several international conferences including the International Latex Conference.

Dr. Matthan holds an undergraduate degree from St. Stephens College, Delhi University, India and he earned his Ph.D. in Polymer Chemistry from the National College of Rubber Technology, London, England, where he was the first Ph.D. student of Dr. D.C. Blackley whose books and high polymer lattices and emulsion polymerization are the industry standard references.

On March 12, 2015, Dr. Matthan was granted options to acquire 500,000 shares of Company common stock at $.08 per share, the closing price of Vystar’s common stock on that date.  The option is exercisable in equal installments of 25,000 shares at the end of each financial quarter (the "Vesting Date"), beginning on March 31, 2015, for a period of five (5) years, ending on December 31, 2019, provided that the continuous service of Dr. Matthan as a member of the Company's Board of Directors continues through and on the applicable Vesting Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYSTAR CORPORATION

March 16, 2015	By:	/s/ William R. Doyle
William R. Doyle Chairman, President and Chief Executive Officer